                                                                    EXHIBIT 23.2


                    [HORSFALL, MURPHY & PINDROH LETTERHEAD]




                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
KCD Holdings Incorporated:




We consent to the incorporation by reference in this registration statement of KCD Holdings Incorporated on Form S-8 of our audit report dated May 13, 1995 appearing in the fiscal 1996 Annual Report on Form 10-KSB relating to the consolidated balance sheet of KCD Holdings Incorporated and subsidiary (the Company) as of January 31, 1995 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended.




/s/ HORSFALL, MURPHY & PINDROH
- ------------------------------



Pasadena, California
June 27,1996